UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2012

Tree.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00134063	26-2414818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2013, Patrick McCrory, who was elected as Governor of North Carolina on November 6, 2012, gave notice of his resignation as a member of the Board of Directors of Tree.com, Inc. (the “Company”), effective January 31, 2013.  Mr. McCrory was inaugurated as Governor on January 5, 2013.  Mr. McCrory’s decision to resign from the Board of Directors of the Company was not a result of any disagreement with the Company or its management.

Item 8.01.             Other Events.

On January 10, 2013, the Company posted on the investor relations section of its web site (http://investor-relations.tree.com) login information for a live webcast presentation regarding the online lead generation industry to be held January 15, 2013 at 2:00 PM Eastern Time.  The live webcast will be open to the public.  To access to webcast go to http://www.800rollcall.com/webpresenter/index.html, click “join a meeting” and enter the participant code of 63443280 and your name.  The presentation may also be accessed toll-free via phone at 866-337-4015.  Callers outside the United States and Canada may dial 904.271.2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREE.COM, INC.
January 10, 2013
	By:	/s/ Katharine Pierce
Katharine Pierce
Senior Vice President, General Counsel and Corporate Secretary

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